UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - April 29, 2004
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

#

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued April 29, 2004, by Questar Corporation.

Item 12.   Results of Operations and Financial Condition.

          On April 29, 2004, Questar Corporation issued a press release announcing its earnings for the quarter ended March 31, 2004.  A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

April 29, 2004

/s/S.E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued April 29, 2004 by Questar Corporation.

QUESTAR EARNINGS RISE ON HIGHER GAS PRICES, PRODUCTION

Gas and Oil Production Up 8% From A Year Earlier

SALT LAKE CITY  — Questar Corp. (NYSE:STR) reported an 18% increase in first-quarter 2004 net income over a year earlier, driven by higher nonregulated natural gas production and commodity prices.

The company reported net income of $76.1 million, or $0.89 per diluted share, in the quarter ended March 31, 2004, compared with $64.6 million, or $0.77 per diluted share, in the year-earlier period. First-quarter 2003 results reflected a $5.6 million, or $0.07-per-share, noncash charge for the cumulative effect of implementing SFAS 143, “Accounting for Asset Retirement Obligations.”

Net income for Questar Market Resources (QMR) – a subsidiary that conducts gas and oil development and production, gas gathering and processing, and other nonregulated activities – increased 39% to $40.3 million on the strength of higher gas and oil production and higher realized prices. QMR earned $28.9 million in the year-earlier quarter after a $5.1 million reduction for the cumulative effect of implementing the accounting change. Questar’s regulated businesses – interstate gas transmission and storage and retail gas distribution – earned a combined $34.4 million in first-quarter 2004, a 2% year-to-year increase.

There was an average of 85.2 million common diluted shares outstanding in the 2004 quarter versus 83.5 million shares outstanding a year earlier.

Keith O. Rattie, Questar chairman, president and CEO, said: “Nonregulated production grew 8% in the first quarter, driven by our Pinedale and Midcontinent projects. We’re on track to grow nonregulated production at least 8% this year to approximately 100 billion cubic feet equivalent (bcfe),” he said.

“We now expect 2004 earnings to range from $2.40 to $2.55 per share, a $0.10-per-share increase from our previous guidance,” Rattie said. He noted that because the company has hedged about three-fourths of its remaining 2004 natural gas and oil production, current-year results are less sensitive to price volatility than in prior years. The company’s guidance also assumes that Questar Gas, a gas-distribution utility, will be allowed to recover ongoing gas-processing costs once a four-year-old dispute in the state of Utah is resolved. The guidance excludes the potential reversal of $26.4 million in accruals to date for a possible refund liability in the gas-processing dispute.

NONREGULATED ACTIVITIES

QMR’s nonregulated production totaled 25.4 bcfe in first-quarter 2004 compared with 23.5 bcfe a year earlier, an 8% increase. Gas production rose 9% to 21.9 bcf, while oil and natural gas liquids (NGL) production improved 3% to 587,000 barrels.

Pinedale nonregulated production more than doubled to 6.1 bcfe versus 3 bcfe in the 2003 period. This excludes 3.5 bcfe produced by Wexpro on behalf of Questar Gas. QMR had 76 producing Pinedale wells at quarter’s end – 25 more than a year earlier. QMR plans to drill 30 wells at Pinedale in 2004 and estimates that it has as many as 355 well locations yet to drill on its Pinedale acreage. Most of these locations are on federal lands managed by the Bureau of Land Management (BLM). Currently, drilling activity is restricted during the winter due to wildlife concerns. However, last year QMR demonstrated the technical and commercial feasibility of pad drilling at Pinedale. The company believes that pad drilling – in which multiple directional wells are drilled from a single pad – and other mitigation measures effectively address wildlife concerns. Accordingly, QMR recently asked the BLM to waive winter restrictions on the company’s acreage.  Under the proposal, QMR would operate three active pads with two drilling rigs per pad during the winter beginning in 2004/2005 in exchange for QMR’s commitment to implement a comprehensive mitigation plan.

QMR’s Midcontinent operations – primarily in Oklahoma, Texas and Louisiana – grew gas and oil production 12% to 8.6 bcfe in the 2004 quarter. Growth is coming primarily from two projects initiated during 2003, the Hartshorne coalbed-methane project in the Arkoma Basin of eastern Oklahoma and in-fill drilling in the Elm Grove field in northwestern Louisiana.

Production from QMR’s properties in the Uinta Basin of eastern Utah declined from 8.4 bcfe in first-quarter 2003 to 6.3 bcfe in the current-year period. First-quarter 2003 production benefited from high initial-flow rates from wells that were returned to production after being shut in for part of 2002 due to low Rockies gas prices. Annual production from QMR’s Uinta Basin properties peaked last year at 29 bcfe and is expected to decline 10 to 15% during 2004. Most of the expected 2004 decline has already occurred in the first quarter.

QMR’s average realized price for natural gas was $4.05 per thousand cubic feet (Mcf) in first-quarter 2004, 15% higher than the $3.52 per Mcf realized in the year-earlier period. Rockies production contributed 66% of QMR’s nonregulated production and benefited from a narrowing basis differential (the difference between Rocky Mountain prices and the Henry Hub reference price). Rockies basis differential returned to a more-normal $0.75 per Mcf in first-quarter 2004 compared with $2.85 in the 2003 period. The May 2003 completion of a major pipeline expansion eliminated a regional transportation bottleneck that had contributed to a wider basis differential.

Realized oil and NGL prices increased 19% to $29.46 per barrel in the first quarter of 2004 versus a year ago.

About 83% of QMR’s first-quarter 2004 nonregulated gas production was hedged (pre-sold) at an average of $4.09 per Mcf net to the well. Net-to-the-well prices reflect adjustments for regional basis, gathering and processing, and btu content. QMR also hedged about 29% of its oil and NGL production during the 2004 quarter at an average net-to-the-well price of $30.90 per barrel. QMR may hedge up to 100% of forecast production from proved-developed reserves when commodity prices are attractive. QMR hedges production to lock in acceptable returns on invested capital and protect cash flows and earnings from gas and oil price declines. A summary of the company’s current hedges is provided at the end of this release.

Wexpro – a QMR subsidiary that develops gas supplies on behalf of Questar’s utility affiliate – earned $9 million in the 2004 quarter, 18% more than a year earlier. Wexpro earns a specified return on its investment base, which grew 6% to $169 million in the current-year quarter compared with a year earlier.

Net income for QMR subsidiary Questar Gas Management (QGM) – which conducts gas gathering and processing – increased to $5.3 million in first-quarter 2004 from $3.6 million in the 2003 period. Gathering volumes rose 13% to 58.6 million decatherms (MMdth) in the current-year quarter primarily due to development at the Pinedale and Jonah fields in western Wyoming. QGM’s 50% interest in Rendezvous Gas Services earned $849,000 in the 2004 quarter compared to $626,000 a year earlier. Rendezvous provides gas-gathering services for the Pinedale-Jonah producing areas.

REGULATED BUSINESSES

Questar Pipeline – which provides gas-transmission and storage services in several western states – earned $8.1 million in the current-year quarter compared with $7.9 million in the 2003 period. Revenues grew 5% to $40.3 million in the current quarter from $38.5 million in the 2003 period.  This revenue growth resulted from new contracts for firm capacity. As a result, Questar Pipeline’s average revenue per dth increased 9% to $0.25. Operating and maintenance costs increased 6% in first-quarter 2004 versus a year earlier and 8% over the past 12 months. Higher costs were due to increased maintenance and higher employee benefit, insurance and pipeline-safety expenses.

During first quarter 2004, Questar Pipeline signed long-term contracts to support a $54 million expansion of its central Utah pipeline system.  The expansion will add more than 100 Mdth per day of capacity from the Piceance and Uinta basins to the Kern River pipeline, electric-generation facilities, and Questar Gas’s distribution system. Questar Pipeline will start construction in the summer of 2005 for a late-2005 in-service date.

Questar Gas – which provides retail gas-distribution service in Utah and portions of Wyoming and Idaho – earned $26.3 million in first-quarter 2004, a 2.4% year-to-year increase. Questar Gas’s margins increased 1% in first-quarter 2004 compared to the year-earlier quarter but decreased 2% over the 12 months ended March 31, 2004. Temperature-adjusted usage per customer decreased 5% in the 2004 quarter versus a year ago and 2% in the 12-month period. On March 31, 2004, Questar Gas was serving 776,000 homes and businesses, 3% more than a year earlier.

CORPORATE AND OTHER OPERATIONS

Net income from Corporate and Other Operations was $1.4 million in first-quarter 2004 compared with $2.1 million in the prior-year period.

Current Hedge Positions March 31, 2004

Gas Hedges 2004	Bcf	Price (per Mcf) (net to well)
Rocky Mountains
2nd quarter	10.7	$3.70
2nd half	21.0	$3.69
Apr. - Dec. 04	31.7	$3.69
Midcontinent
2nd quarter	6.0	$4.53
2nd half	12.1	$4.53
Apr. - Dec. 04	18.1	$4.53
Total
2nd quarter	16.7	$4.00
2nd half	33.1	$4.00
Apr. - Dec. 04	49.8	$4.00

Gas Hedges 2005	Bcf	Price (per Mcf) (net to well)
Rocky Mountains
1st half	14.8	$3.93
2nd half	15.0	$3.93
Year	29.8	$3.93
Midcontinent
1st half	7.7	$4.44
2nd half	7.9	$4.44
Year	15.6	$4.44
Total
1st half	22.5	$4.11
2nd half	22.9	$4.11
Year	45.4	$4.11

Gas Hedges 2006	Bcf	Price (per Mcf) (net to well)
Rocky Mountains
1st half	2.1	$4.09
2nd half	2.1	$4.09
Year	4.2	$4.09
Midcontinent
1st half	1.6	$4.81
2nd half	1.7	$4.81
Year	3.3	$4.81
Total
1st half	3.7	$4.41
2nd half	3.8	$4.41
Year	7.5	$4.41

Oil Hedges 2004	Mbbl	Price (per bbl) (net to well)
Rocky Mountains
2nd quarter	334	$30.96
2nd half	552	$30.91
Apr. - Dec. 04	886	$30.93
Midcontinent
2nd quarter	91	$31.22
2nd half	184	$31.22
Apr. - Dec. 04	275	$31.22
Total
2nd quarter	425	$31.01
2nd half	736	$30.99
Apr. - Dec. 04	1,161	$31.00

Oil Hedges 2005	Mbbl	Price (per bbl) (net to well)
Rocky Mountains
1st half	91	$29.80
2nd half	92	$29.80
Year	183	$29.80
Midcontinent
1st half	90	$30.20
2nd half	92	$30.20
Year	182	$30.20
Total
1st half	181	$30.00
2nd half	184	$30.00
Year	365	$30.00

Questar is an integrated natural gas company with $4.0 billion in enterprise value. Headquartered in Salt Lake City, Questar engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; and retail gas distribution.

Forward-looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2003. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

For more information, visit Questar's internet site at: www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
	(in thousands, except per share amounts)
REVENUES
Market Resources	$ 234,054	$ 213,193	$ 772,363	$ 610,511
Questar Pipeline	18,013	18,136	74,858	71,909
Questar Gas	306,879	234,514	691,156	567,391
Corporate and other operations	4,670	3,961	18,623	18,127

TOTAL REVENUES	563,616	469,804	1,557,000	1,267,938

OPERATING EXPENSES
Cost of natural gas and other products sold	266,259	201,341	607,359	418,555
Operating and maintenance	78,429	73,837	288,858	284,124
Depreciation, depletion and amortization	52,269	47,938	196,713	187,583
Distribution rate-refund obligation	1,490		26,429
Exploration	1,087	1,170	4,415	4,508
Abandonment and impairment of gas,
oil and other properties	4,406	483	8,074	11,360
Production and other taxes	22,886	17,160	76,407	49,943

TOTAL OPERATING EXPENSES	426,826	341,929	1,208,255	956,073

OPERATING INCOME	136,790	127,875	348,745	311,865

Interest and other income	1,824	2,593	6,666	51,854
Earnings from unconsolidated affiliates	1,310	1,036	5,282	12,156
Minority interest	(270)	77	(125)	408
Debt expense	(17,516)	(18,916)	(69,336)	(80,001)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECT	122,138	112,665	291,232	296,282
Income taxes	46,005	42,463	106,105	105,339

INCOME BEFORE CUMULATIVE EFFECT	76,133	70,202	185,127	190,943

Cumulative effect of accounting change
for asset-retirement obligations, net of
income taxes of $3,331		(5,580)		(5,580)
NET INCOME	$ 76,133	$ 64,622	$ 185,127	$ 185,363

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effect	$ 0.91	$ 0.86	$ 2.22	$ 2.33
Cumulative effect		(0.07)		(0.07)
Net income	$ 0.91	$ 0.79	$ 2.22	$ 2.26

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect	$ 0.89	$ 0.84	$ 2.18	$ 2.30
Cumulative effect		(0.07)		(0.07)
Net income	$ 0.89	$ 0.77	$ 2.18	$ 2.23
Weighted average common shares outstanding
Used in basic calculation	83,374	82,222	83,143	81,972
Used in diluted calculation	85,168	83,453	84,776	82,903

Dividends per common share	$ 0.205	$ 0.185	$ 0.80	$ 0.73
QUESTAR CORPORATION
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
	(in thousands, except per share amounts)
FINANCIAL RESULTS

REVENUES FROM UNAFFILIATED CUSTOMERS
Market Resources	$ 234,054	$ 213,193	$ 772,363	$ 610,511
Questar Pipeline	18,013	18,136	74,858	71,909
Questar Gas	306,879	234,514	691,156	567,391
Corporate and other operations	4,670	3,961	18,623	18,127
	$ 563,616	$ 469,804	$ 1,557,000	$ 1,267,938

REVENUES FROM AFFILIATED COMPANIES
Market Resources	$ 34,357	$ 26,449	$ 125,414	$ 105,125
Questar Pipeline	22,293	20,339	83,811	75,954
Questar Gas	1,137	889	2,452	2,264
Corporate and other operations	6,527	7,737	28,989	32,067
	$ 64,314	$ 55,414	$ 240,666	$ 215,410

OPERATING INCOME
Market Resources	$ 69,323	$ 59,557	$ 220,111	$ 161,338
Questar Pipeline	18,287	18,285	71,098	68,729
Questar Gas	47,899	48,706	50,578	74,170
Corporate and other operations	1,281	1,327	6,958	7,628
	$ 136,790	$ 127,875	$ 348,745	$ 311,865

INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE
Market Resources	$ 40,255	$ 34,049	$ 127,309	$ 114,376
Questar Pipeline	8,113	8,053	30,362	33,244
Questar Gas	26,311	26,004	20,823	34,237
Corporate and other operations	1,454	2,096	6,633	9,086
	$ 76,133	$ 70,202	$ 185,127	$ 190,943

NET INCOME
Market Resources	$ 40,255	$ 28,936	$ 127,309	$ 109,263
Questar Pipeline	8,113	7,920	30,362	33,111
Questar Gas	26,311	25,670	20,823	33,903
Corporate and other operations	1,454	2,096	6,633	9,086
	$ 76,133	$ 64,622	$ 185,127	$ 185,363

EARNINGS PER COMMON SHARE - DILUTED
Income before accounting change	$ 0.89	$ 0.84	$ 2.18	$ 2.30
Net income	$ 0.89	0.77	2.18	2.23

Weighted avg. diluted common shares	85,168	83,453	84,776	82,903

Dividends per common share	$ 0.205	$ 0.185	$ 0.80	$ 0.73

QUESTAR CORPORATION
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	March 31,		March 31,
OPERATING STATISTICS	2004	2003	2004	2003
	(d = 10, M = 1,000)
MARKET RESOURCES
Nonregulated production volumes
Natural gas (MMcf)	21,888	20,104	80,595	79,771
Oil and natural gas liquids (Mbbl)	587	572	2,339	2,589
Total production (bcfe)	25.4	23.5	94.6	95.3
Average daily production (MMcfe)	279	262	259	261

Nonregulated sales price, net to the well
Average realized sales price (including hedges)
Natural gas (per Mcf)	$4.05	$3.52	$3.76	$2.86
Oil and natural gas liquids (per bbl)	$29.46	$24.71	$24.59	$21.79

Average sales price (without hedges)
Natural gas (per Mcf)	$4.72	$4.21	$4.30	$2.76
Oil and natural gas liquids (per bbl)	$31.85	$31.14	$28.67	$25.96

Natural gas gathering volumes (Mdth)
For unaffiliated customers	34,294	28,325	120,742	111,905
For Questar Gas	9,757	11,583	39,742	40,045
For other affiliated customers	14,558	12,092	48,617	42,841
Total gathering	58,609	52,000	209,101	194,791
Gathering revenue (per dth)	$0.21	$0.19	$0.20	$0.17

Wexpro investment base, net (million)	$169.0	$159.3

Marketing volumes (Mdthe)	21,855	21,311	80,740	82,662

QUESTAR PIPELINE
Natural gas transportation volumes (Mdth)
For unaffiliated customers	53,734	65,516	244,317	258,183
For Questar Gas	49,876	39,532	116,064	99,879
For other affiliated customers	4,260	3,677	26,807	9,168
Total transportation	107,870	108,725	387,188	367,230
Transportation revenue (per dth)	$0.25	$0.23	$0.27	$0.27

QUESTAR GAS
Natural gas volumes (Mdth)
Residential and commercial sales	41,684	35,468	90,609	82,903
Industrial sales	3,014	3,227	9,400	10,516
Transportation for industrial customers	9,938	9,552	38,727	44,151
Total deliveries	54,636	48,247	138,736	137,570

Natural gas revenue (per dth)
Residential and commercial	$6.79	$6.08	$6.84	$6.01
Industrial sales	$5.52	$4.30	$5.11	$3.96
Transportation for industrial customers	$0.19	$0.19	$0.19	$0.16
Heating degree days
colder (warmer) than normal	13%	(11%)	4%	(8%)
Temperature-adjusted usage per
customer (dth)	49.3	52.1	116.1	118.6
Customers at March 31,
Residential and commercial	775,031	752,148
Industrial	1,235	1,286
Total	776,266	753,434